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                                 Exhibit 21.1


                     PACIFIC CENTURY FINANCIAL CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT

  The required information with respect to subsidiaries of Pacific Century Financial Corporation at December 31, 1999 is provided below. All domestic subsidiaries are wholly owned except for those entities for which directors own qualifying shares. Each entity is consolidated with its immediate parent company except as noted.

PACIFIC CENTURY FINANCIAL CORPORATION  (Parent)
Bank Holding Company

Subsidiaries:

  FIRST SAVINGS & LOAN ASSOCIATION OF AMERICA, F.S.A. (Guam)
     Federally Chartered

  PACIFIC CENTURY BANK, N.A.
     California

  PACIFIC CENTURY SMALL BUSINESS INVESTMENT COMPANY, INC.
     Hawaii

  BANK OF HAWAII

  Subsidiaries:

     Bank of Hawaii International Corp., New York - (Edge Act Office)
        New York

     Bank of Hawaii International, Inc. - (Foreign Holding
        Company)
        Hawaii

     Subsidiaries/Affiliates:

        Bank of Hawaii-Nouvelle Caledonie (95.8%)
           New Caledonia

        Bank of Hawaii (PNG) Ltd. (100%)
           Papua New Guinea

        Banque de Tahiti (95.4%)
           French Polynesia

        Banque d'Hawaii (Vanuatu), Ltd. (100%)
           Vanuatu

        Bank of Tonga (30%)
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           Tonga

        National Bank of Solomon Islands (51%)*
           Solomon Islands

        Pacific Commercial Bank, Ltd. (43%)*
           Samoa

     Pacific Century Investment Services, Inc.
        Hawaii

     Pacific Century Insurance Services, Inc.
        Hawaii

     Bankoh Corporation (fka Hawaiian Hong Kong Holdings, Ltd.)
        Hawaii

     Pacific Century Advisory Services, Inc. - (Advisory
     Services)
        Hawaii

     Pacific Century Leasing, Inc. (Parent) - (Leasing)
        Hawaii

     Subsidiaries:

        BNE Airfleets Corporation
           Barbados
        Pacific Century Leasing International, Inc.
           Delaware
        S.I.L., Inc.
           Delaware

     Pacific Century Life Insurance Corporation
        Arizona

     Triad Insurance Agency, Inc.
        Hawaii

     Bankoh Insurance Agency
        Hawaii



* Accounted for under the equity method